NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

On November 9, 2010, ecoTECH Energy Group Inc. f/k/a Sea 2 Sky Corporation (the “Company” or “ecoTECH US Parent”) entered into Business Combination Agreement (“Agreement”) with ecoTECH Energy Group (Canada) Inc. (‘ecoTECH”) and  7697112 Canada Corp., a wholly owned subsidiary of the Company (“Subco”), pursuant to which ecoTECH will amalgamate and merge with Subco and the Company will acquire 100% of the outstanding equity interests of ecoTECH through the issuance of 110,606,239 shares of the Company’s common stock. Upon completion of the amalgamation on November 12, 2010, ecoTECH became a wholly-owned subsidiary of the Company; however, due to the exchange of common stock shares, ecoTECH assumed control of the Company. The transaction closed on November 12, 2010.

The acquisition of ecoTECH by the Company is being accounted for as a reverse acquisition, whereby the assets and liabilities of ecoTECH are reported at their historical cost since ecoTECH was issued common stock equal to approximately 58% of the total outstanding shares immediately after the transaction.  In addition, ecoTECH has the right to appoint four of the five initial members to the board of directors. The Company is accounting for the transaction in accordance with Accounting Standards Codification No 805 "Business Combinations." The assets and liabilities of ecoTECH are recorded at their historical cost basis on the date immediately preceding the transaction. The Company’s assets and liabilities will be recorded at fair value in connection with the reverse acquisition; however, we believe the estimated fair value of assets and liabilities as of the date of acquisition will approximate their carrying values.  Accordingly no pro forma adjustment is made herein to adjust the carrying values of the Company’s assets and liabilities.

The unaudited pro forma combined condensed balance sheet was prepared assuming the transaction closed on September 30, 2010.  The unaudited pro forma combined condensed statements of operations and comprehensive loss were prepared as if the transaction had taken place (i) at the beginning of ecoTECH’s year ended December 31, 2009 and (ii) for the nine months ended September 30, 2010.  Additionally, since the Company’s year end is August 31, the pro forma statement of operations and comprehensive loss for the Company were prepared as if the transaction had taken place at the beginning of the Company’s (i) year ended August 31, 2010 and (ii) nine months ended May 31, 2010.

These statements should be read in conjunction with the historical financial statements and related notes in the Company’s Annual Report on Form 10-K for the years ended August 31, 2010 and 2009, and the Quarterly Report on Form 10-Q for the nine-month period ended May 31, 2010. The unaudited pro forma combined condensed statements of operations and comprehensive loss are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of The Company and ecoTECH and the related notes thereto.

The columns captioned “ecoTECH (US Parent)” represent the balance sheet of The Company as of August 31, 2010 and the statements of operations and comprehensive loss for the twelve month period ended August 31, 2010 and for the nine months ended May 31, 2010. The columns captioned “ecoTECH Energy Corporation (Canada), Inc.” represent the balance sheet of ecoTECH as of September 30, 2010 and the related statements of operations and comprehensive loss for the year ended December 31, 2009 and for the nine months ended September 30, 2010.

The unaudited pro forma combined condensed balance sheet and statements of operations and comprehensive loss have been prepared to give effect to the following pro forma adjustments which are deemed to be directly attributable to the transaction:

1.	To reflect the issuance of 110,606,239 shares ($110,606 at par value) and to adjust the common stock account to par value of $191,109.
2.	Elimination of the Company’s accumulated deficit and additional paid-in capital, net of deemed distribution for net liabilities assumed.

		ecoTECH Energy Group
Pro Forma Balance Sheet	ecoTECH (US Parent)	(Canada), Inc.	Pro Forma		Pro Forma
	August 31, 2010	September 30, 2010	Adjustments		Combined
		(Unaudited)			(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5,538	$34,870			$40,408
Prepaids	-	10,384			10,384
Due from related parties	-	2,965			2,965
Total current assets	5,538	48,219			53,757

Property, plant and equipment, net	-	175,531			175,531
Deposits	-	68,426			68,426
Total assets	$5,538	$292,176			$297,714

Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$851	$515,489			$516,340
Accrued payroll	130,000	883,326			1,013,326
Accrued liabilities – related party	-	32,038			32,038
Other accrued liabilities	10,379	92,909			103,288
Notes payable to related parties	-	130,332			130,332
Convertible debentures – current	-	-			-
Total liabilities	141,230	1,654,094			1,795,324

Commitments and contingencies	-	-			-

Shareholders’ deficit:
Common Stock, $0.001 par value; 191,109,478 shares issued and outstanding on a pro forma basis.	80,503	104,277	6,329	1	191,109
Additional paid-in capital	1,623,457	26,330,833	(1,623,457)	2	26,330,833
Accumulated other comprehensive income	2,499	-			2,499
Cumulative foreign currency translation adjustment	-	(67,670)			(67,670)
Deficit accumulated during the development stage	(1,842,151)	(27,729,358)	1,617,128	2	(27,954,381)
Total shareholders’ deficit	(135,692)	(1,361,918)			(1,497,610)
Total liabilities and shareholders' deficit	$5,538	$292,176			$297,714

Pro Forma Statements of Operations	ecoTECH	ecoTECH Energy Group (Canada), Inc.
and Comprehensive Loss	(US Parent)	Year ended
	Year ended August 31, 2010	December 31, 2009	Pro Forma Adjustments		Pro Forma Combined
					(Unaudited)
Revenues	-	-			-

Operating expenses:
Selling	-	-			-
General and administrative	$883,448	$7,770,411			$8,653,859
Total operating expenses	883,448	7,770,411			8,653,859

Operating loss	(883,448)	(7,770,411)			(8,653,859)

Other (income) and expense:
Loss on disposal of fixed assets	-	5,704			5,704
Interest expense	-	125,539			125,539
Extinguishment of convertible debt		37,198			37,198
Loss from continuing operations	(883,448)	(7,938,852)			(8,822,300)
Net loss from continuing operations before income tax benefit	$(883,448)	$(7,938,852)			$

Income tax benefit	-	(20,599)			(20,599)

Net loss	$(883,448)	$(7,918,253)			$(8,801,701)

Change in cumulative foreign currency translation adjustment	-	146,435			146,435

Comprehensive loss from continuing operations	$(883,448)	$(8,064,688)			$(8,948,136)

Basic and diluted loss per common share	$(0.01)				$(0.05)
Weighted average common shares outstanding, basic and diluted	76,495,039		110,606,239	(1)	187,101,278

Pro Forma Statements of Operations and Comprehensive Loss	ecoTECH	ecoTECH Energy Group (Canada), Inc.
	(US Parent) Nine Months	Nine Months Ended	Pro Forma		Pro Forma
	Ended May 31, 2010	September 30, 2010	Adjustments		Combined
	(Unaudited)	(Unaudited)			(Unaudited)
Revenues	-	-			-

Operating expenses:
Selling	-	-			-
General and administrative	$829,328	$15,675,710			$16,505,038
Total operating expenses	829,328	15,675,710			16,505,038

Operating loss	(829,328)	(15,675,710)			(16,505,038)

Other (income) and expense:
Loss on disposal of fixed assets	-	-			-
Interest expense	-	23,788			23,788
Extinguishment of convertible debt	-	-			-
Loss from continuing operations	(829,328)	(15,699,498)			(16,528,826)
Net loss before income tax benefit	$(829,328)	$(15,699,498)			$(16,528,826)

Income tax benefit	-	(17,320)			(17,320)
					-
Net loss	$(829,328)	$(15,682,178)			$(16,511,506)

Change in cumulative foreign currency translation adjustment	-	28,223			28,223

Comprehensive loss	$(829,328)	$(15,710,401)			$(16,539,729)

Basic and diluted loss per common share	$(0.01)				$(0.08)
Weighted average common shares outstanding, basic and diluted	101,510,869		110,606,239	(1)	212,117,108